Exhibit 10.2

SIXTH AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT
This SIXTH AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 2, 2015, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parametric”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parametric, individually, “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually, “Borrower,” and individually and collectively, “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“VTB” or “US Guarantor”; and together with US Borrowers, individually, a “UK Guarantor,” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantor, individually, a “Guarantor,” and individually and collectively, “Guarantors”), the financial institutions party hereto as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent, collateral agent and security trustee for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
WHEREAS, Borrowers, Guarantors, Agent, and Lenders have entered into that certain Loan, Guaranty and Security Agreement (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), dated as of March 31, 2014; and
WHEREAS, Borrowers have requested that Agent and Lenders agree to enter into certain amendments to the Loan Agreement,
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.
ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
2.01.    New/Amended Definitions.
(a)    Section 1.1 of the Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
Sixth Amendment: that certain Sixth Amendment to Loan, Guaranty and Security Agreement, dated as of November 2, 2015, by and among Borrowers, Guarantors, Lenders and Agent.
Sixth Amendment Effective Date: as defined in the Sixth Amendment.

Third Lien Creditors: Sponsor and/or its Affiliates that hold Third Lien Debt and each other holder of Third Lien Debt, in each case, under the Third Lien Subordinated Note(s), which holders of Third Lien Debt shall, in each case, be satisfactory to Agent.
Third Lien Loan Documents: collectively, the Third Lien Subordinated Note(s) and each other note, agreement, instrument or other document (including each security or pledge agreement) now or hereafter delivered by an Obligor or other Person in connection with the transactions in respect of the Third Lien Subordinated Note(s), in each case, in form and substance satisfactory to Agent, and as the same may from time to time thereafter be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified in accordance with the terms of this Agreement and the Third Lien Subordination Agreement.
Third Lien Debt: means the aggregate principal amount of Debt due under the Third Lien Subordinated Note(s), which amount, on the Sixth Amendment Effect Date is $2,500,000.
Third Lien Obligations: all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing or owing by any Borrower or any other Obligor to Third Lien Agent or any Third Lien Creditor, pursuant to the terms of the Third Lien Subordinated Note or any other Third Lien Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Obligor of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code).
Third Lien Subordinated Note(s): certain convertible, secured subordinated promissory note(s), made by Borrowers in favor of Third Lien Creditors, in form and substance, and on terms, satisfactory to Agent, and as the same may from time to time be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified in accordance with the terms of this Agreement and the Third Lien Subordination Agreement.
Third Lien Subordination Agreement: a subordination agreement by and among Third Lien Creditors, Agent on behalf of Lenders, Term Agent on behalf of Term Loan Lenders, and Obligors, in form and substance, and on terms (including, without limitation, full payment and lien subordination terms), satisfactory to Agent, and as the same may from time to time thereafter be amended, restated, amended and restated, supplemented, replaced or otherwise modified with the written consent of Agent.
(b)    The definition of “Reporting Due Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Reporting Due Date: If (a) Availability is in an amount greater than fifteen percent (15%) of the Revolver Commitments, (b) US Availability is in an amount greater than fifteen percent (15%) of the US Revolver Commitments, and (c) UK

Availability is in an amount greater than fifteen percent (15%) of the UK Revolver Commitments, the 15th day of each month, otherwise, the third Business Day of each week; provided that as of the Sixth Amendment Effective Date through the date of delivery by Agent to Borrowers of a notice in writing to the contrary, the Reporting Due Date shall mean the third Business Day of each week.
(c)    The definition of “Subordinated Debt” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Subordinated Debt: (i) Debt incurred by any Obligor or any of its respective Subsidiaries that is expressly subordinate and junior in right of payment to Full Payment of all Obligations pursuant to a Subordination Agreement and is also on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent, (ii) debt incurred pursuant to the TBC Notes subject to the terms of a Subordination Agreement and (iii) debt incurred pursuant to the Third Lien Subordinated Note(s), which debt shall be subject to the terms of the Third Lien Subordination Agreement in all respects.
(d)    The definition of “Temporary Availability Block” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Temporary Availability Block: $8,000,000; provided that from and after January 1, 2016, the Temporary Availability Block shall be $9,000,000.
(e)    The definition of “US Obligors” set forth in Section 1.1 of the Loan Agreement is hereby amended by inserting the text “each” immediately prior to the text “US Borrowers” in such definition.
2.02.    Amendments to Section 10.1. Section 10.1 of the Loan Agreement is hereby amended as follows:
(a)    Section 10.1.2(b) of the Loan Agreement is hereby amended by deleting the text “(but within 45 days after the last month in a Fiscal Year)” contained therein.
(b)    Section 10.1.2(j) of the Loan Agreement is hereby amended by deleting the “and” following the semicolon contained therein;
(c)    Section 10.1.2(k) of the Loan Agreement is hereby amended by replacing the period contained therein with a semicolon;
(d)    Section 10.1.2 of the Loan Agreement is hereby amended to insert the following subsection (1) immediately after subsection (k) contained therein:
(l)    as of the Sixth Amendment Effective Date, commencing with the Reporting Due Date for the week ending November 6, 2015, and on the Reporting Due Date each week thereafter, a thirteen (13)-week cash flow forecast, in form satisfactory to Agent and Lenders, with weekly variance reporting comparing actual amounts to forecasted amounts; and

(e)    Section 10.1.2 of the Loan Agreement is hereby amended to insert the following subsection (1) immediately after subsection (k) contained therein:
(m)    as of the Sixth Amendment Effective Date, commencing with the Reporting Due Date for the week ending November 6, 2015, and on the Reporting Due Date each week thereafter, flash revenue reports in form satisfactory to Agent and Lenders with respect to (i) Headset Division sales in North America, (ii) Headset Division sales in Europe, and (iii) consolidated sales.
(f)    Section 10.1 of the Loan Agreement is hereby amended to insert the following Section 10.1.13 immediately after Section 10.1.12 contained therein:
10.1.13    . Financial and Restructuring Consultant Retention. Obligors shall retain and continuously engage a financial and restructuring consultant satisfactory to Agent (it being understood that Clear Thinking Group LLC is acceptable to Agent and Lenders) to provide services on terms and scope of engagement satisfactory to Agent.
2.03.    Amendment to Section 10.2.     Section 10.2 of the Loan Agreement is hereby amended as follows:
(a)    Section 10.2.2(j) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
(a)    Liens in favor of Third Lien Creditors in respect the Third Lien Obligations to the extent permitted under, and subject in all respects to, the Third Lien Subordination Agreement;
2.04.    Amendment to Section 10.3.     Section 10.3 of the Loan Agreement is hereby amended as follows:
(a)    Section 10.3.1 of the Loan Agreement is hereby amended by adding the following sentence at the end of such Section 10.3.1:
Notwithstanding the foregoing in this Section 10.3.1, EBITDA for Parent and its Subsidiaries shall not be tested pursuant to this Section 10.3.1 solely for the periods ending September 30, 2015, October 31, 2015, and November 30, 2015.
(b)    Section 10.3 of the Loan Agreement is hereby amended to insert the following Section 10.3.3 immediately after Section 10.3.2 contained therein:
10.3.3    Headset Division EBITDA. Commencing with the month ending September 30, 2015, through the month ending November 30, 2015, maintain EBITDA for the Headset Division in the amount set forth below for each such month, measured on a period-to-date basis commencing on September 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required Headset Division EBITDA
September 30, 2015	$1,559,000
October 31, 2015	$5,949,000
November 30, 2015	$14,187,000

(c)    Section 10.3 of the Loan Agreement is hereby amended to insert the following Section 10.3.4 immediately after Section 10.3.3 contained therein:
10.3.4    ALTERNATE EBITDA. Commencing with the month ending September 30, 2015, through the month ending November 30, 2015, maintain EBITDA in the amount set forth below for each such month, measured on a period-to-date basis commencing on September 1, 2015, and ending on the last day of each such month:

Month-Ending Testing Date	Required Alternate EBITDA
September 30, 2015	$357,000
October 31, 2015	$3,289,000
November 30, 2015	$10,036,000

2.05.    Amendment to Section 12.6. Section 12.6 of the Loan Agreement is hereby amended to insert the following Section 12.6.6 immediately after Section 12.6.5 contained therein:
12.6.6    Notwithstanding anything to the contrary contained in this Section 12.6, as of the Sixth Amendment Effective Date, through and including February 28, 2016, Borrowers shall be prohibited from exercising any cure rights with respect to any Event of Default of the Specified Financial Covenants or otherwise.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Obligor hereby represents and warrants to Agent and each Lender, as of the date hereof, as follows:
3.01.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

3.02.    No Defaults. After giving effect to this Amendment, each Obligor is in compliance with all terms and conditions of the Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.
3.03.    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement or the other Loan Documents.
3.04.    Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE IV
CONDITIONS PRECEDENT AND FURTHER ACTIONS
4.01.    Conditions Precedent. This Amendment shall not be binding upon Agent, Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to Agent (such date, the “Sixth Amendment Effective Date”):
(b)    The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date;
(c)    Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrowers, the Agent, and the Lenders;
(d)    Obligors shall have delivered to Agent a fully-executed copy of an amendment to the Term Loan Agreement substantially similar to this Amendment (the “First Amendment to Term Loan Agreement”) and otherwise acceptable to Agent and Lenders;
(e)    Obligors shall have engaged a restructuring advisor acceptable to Agent and Lenders in their discretion (it being understood that Clear Thinking Group LLC is acceptable to Agent and Lenders); and
(f)    Obligors shall have paid to Agent, for the benefit of itself and Lenders, a fee in the amount of $125,000 (the “Amendment Fee”), which Amendment Fee each Obligor hereby expressly agrees and acknowledges shall be fully earned as of the Sixth Amendment Effective Date.
4.02.    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment.

ARTICLE V
AFFIRMATIVE COVENANTS
5.01.    Third Lien Debt. Obligors hereby covenant and agree that, on or prior to November 16, 2015 (the “Specified Mandatory Prepayment Date”), (a) US Obligors shall receive net proceeds of not less than $2,500,000 in additional financing from Sponsor and the other Third Lien Creditors pursuant to the Third Lien Subordinated Note(s) and the other Third Lien Loan Documents, which shall be in form and substance, and on terms, satisfactory to Agent in all respects and (b) the net proceeds of the Third Lien Debt in an aggregate amount of not less than $2,500,000 shall be applied as a mandatory prepayment of the US Term Loans (as defined in the Term Loan Agreement and in accordance with Section 5.3.7 of the Term Loan Agreement and as otherwise set forth in the First Amendment to Term Loan Agreement).
5.02.    Field Exam and Inventory Appraisal. Obligors hereby covenant and agree (a) that Agent may conduct, and Obligors shall cooperate in preparation of, one (1) additional field exam and one (1) additional inventory appraisal, without regard to any of the limits with respect thereto in Section 10.1.1(b) of the Loan Agreement, (b) to reimburse Agent for all charges, costs and expenses of Agent in connection with such additional field exam and inventory appraisal, without regard to any of the limits with respect thereto in Section 10.1.1(b) of the Loan Agreement and (c) that such field exam and inventory appraisal shall be completed on or prior to November 30, 2015. The parties hereto acknowledge and agree that the additional field exam and inventory appraisal conducted pursuant to this Section 5.02 shall not constitute “field exams” or “inventory appraisals” for the purpose of any limitations set forth in the Loan Agreement, including, without limitation, Section 10.1.1 of the Loan Agreement.
ARTICLE VI
COSTS AND EXPENSES
Without limiting the terms and conditions of the Loan Documents, notwithstanding anything in the Loan Documents to the contrary, Obligors jointly and severally agree to pay on demand: (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; (b) all reasonable costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; and (c) all reasonable costs and expenses incurred by Agent in connection with an updated field examination and inventory appraisal set forth in Section 5.02 of this Amendment.
ARTICLE VII
MISCELLANEOUS
7.01.    No Course of Dealing. The consents and waivers set forth herein are a one-time accommodation only and relate only to the matters set forth in Article III herein. The consents and waivers are not a consent to any other deviation of the terms and conditions of the Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.

7.02.    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
7.03.    Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.
7.04.    Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of such Obligor; (b) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (c) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to Agent or Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.
7.05.    Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent, for the benefit of Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
7.06.    Parties, Successors and Assigns. This Amendment represents the agreement of Obligors, Agent and each Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Loan Agreement.
7.07.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.
7.08.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
7.09.    Miscellaneous. This Amendment is subject to the general provisions set forth in the Loan Agreement, including, but not limited to, Sections 15.14, 15.15, and 15.16.

7.10.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
7.11.    Release.
(a)    EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH, A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.
(b)    EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
(c)    EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.
7.12.    Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.
7.13.    Amendment to Term Loan Agreement. Each of the undersigned Lenders and Agent hereby acknowledge that as of the Sixth Amendment Effective Date, Obligors, Term Agent and Term Loan Lenders are agreeing to the First Amendment to Term Loan Agreement in the form attached hereto as Annex I. Agent and Lenders hereby acknowledge and consent to the First Amendment to Term Loan Agreement, including, without limitation, for purposes of the Intercreditor Agreement. Agent and Lenders further acknowledge and consent (i) to the payment of the First Amendment Adjusted Prepayment Fee

(as defined in the Term Loan Documents) by Obligors, which shall be paid by adding an amount equal to $110,000 to the aggregate outstanding principal amount of the US Term Loans (as defined in the Term Loan Agreement) and (ii) that the aggregate principal amount of the US Term shall be increased by $110,000 on the earlier of (x) on the date the prepayment of the US Term Loans referenced in Section 5.01(b) of this Amendment is received and (y) November 16, 2015.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWERS:

TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation

By: /s/ Juergen Stark .
Name: Juergen Stark
Title: Chief Executive Officer

VOYETRA TURTLE BEACH, INC.,
a Delaware corporation

By: /s/ Juergen Stark .
Name: Juergen Stark
Title: Chief Executive Officer

TURTLE BEACH EUROPE LIMITED,
a company limited by shares and incorporated in England and Wales with company number 03819186

By: /s/ Juergen Stark .
Name: Juergen Stark
Title: Chief Executive Officer

Guarantor Consent to Sixth Amendment to Loan, Guaranty and Security Agreement

BANK OF AMERICA, N.A.,
as Agent and Lender
By:     /s/ Matthew Van Steenhuyse
Name:    Matthew Van Steenhuyse
Title:    Senior Vice President

Guarantor Consent to Sixth Amendment to Loan, Guaranty and Security Agreement

GUARANTOR CONSENT
The undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Loan Agreement,” “thereunder,” “thereof” or words of like import shall mean and be a reference to the Loan Agreement, as amended by the foregoing Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 6.11 of the Amendment.
VTB HOLDINGS, INC.,
a Delaware corporation
By: /s/ Juergen Stark .
Name: Juergen Stark
Title: Chief Executive Officer

Annex I to Sixth Amendment to Loan, Guaranty and Security Agreement